Exhibit 99.1

805 King Farm Blvd. Rockville, MD 20850 / USA

business.nasdaq.com

Stanley Higgins Senior Director Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041

Sent via Electronic Delivery to: Dotoole@opiant.com

June 12, 2018

Mr. David D. O’Toole Chief Financial Officer Opiant Pharmaceuticals, Inc.
201 Santa Monica Boulevard, Suite 500
Santa Monica, CA 90401

Re:	Opiant Pharmaceuticals, Inc. (the “Company”)
Nasdaq Symbol: OPNT

Dear Mr. O’Toole:

On December 5, 2017, Staff notified the Company that it did not comply with the audit committee requirement for continued listing on The Nasdaq Capital Market set forth in Listing Rule 5605(c)(2) (the “Rule”). Based on the information regarding the appointment of Richard Daly to the Company’s Board of Directors and audit committee, as detailed in the Company’s Form 8-K filed today, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Jeff Preusse, Associate Director, at +1 301 978 8085.
Sincerely,